   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   GEORGIA                                      58-0958695
         (State or other jurisdiction                (I.R.S. Employer Identification
      of incorporation or organization)                          Number)

                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                                 (404) 827-1700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MR. CHRISTIAN L. BECKEN
                          VICE PRESIDENT AND TREASURER
                        TURNER BROADCASTING SYSTEM, INC.
                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                                 (404) 827-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                              LOUISE S. SAMS, ESQ.
                        TURNER BROADCASTING SYSTEM, INC.
                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   From
time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
                                        AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
          TITLE OF SHARES                TO BE         OFFERING        OFFERING      REGISTRATION
          TO BE REGISTERED            REGISTERED       PRICE(1)        PRICE(1)          FEE
- ---------------------------------------------------------------------------------------------------
Class B Common Stock,                  2,150,000
  par value $0.0625                     shares          $17.38       $37,367,000       $12,886
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     This Preliminary Prospectus and the information contained herein are subject to completion or amendment and prospective purchasers are referred to the related final Prospectus for definitive information on any matter contained herein. This Preliminary Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 21, 1994

PROSPECTUS

                        TURNER BROADCASTING SYSTEM, INC.

                                2,150,000 SHARES
                              CLASS B COMMON STOCK

                               ------------------

     This Prospectus relates to the registration by the Selling Shareholder named herein of a maximum of 2,150,000 shares (the "Shares") of Class B common stock, par value $0.0625 per share ("Class B Common Stock"), of Turner Broadcasting System, Inc., a Georgia corporation (the "Company"). See "Selling Shareholder" and "Plan of Distribution." The Selling Shareholder has informed the Company that he intends to exchange the shares registered hereby for shares of the Company's Class A common stock, par value $0.0625 per share ("Class A Common Stock") held by certain shareholders (the "Class A Shareholders"). The Selling Shareholder also has informed the Company that he only intends to dispose of the shares as described above.

     The Shares offered hereby may be exchanged from time to time with Class A Shareholders directly by the Selling Shareholder, through agents designated from time to time or through dealers to be designated, on terms to be determined at the time of exchange. To the extent required, the aggregate amount of Shares being offered and the terms of the offering, the names of any such agents, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in the accompanying Prospectus supplement. The aggregate proceeds to the Selling Shareholder from the exchange of the Shares offered hereby will be the value of the shares of Class A Common Stock received by the Selling Shareholder less the aggregate agents' commissions and underwriters' discounts, if any. None of the proceeds from the exchange of the Shares offered hereby will be received by the Company.

     The Selling Shareholder and any agents or dealers that participate with the Selling Shareholder in the exchange of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them may be deemed underwriting commissions or discounts under the Securities Act.

     The Class B Common Stock is listed and principally traded on the American Stock Exchange, Inc. (the "AMEX") under the symbol "TBSB". On November 18, 1994, the last reported sale price of the Class B Common Stock on the AMEX was $16 7/8 per share. Prospective purchasers of Class B Common Stock are urged to obtain current information as to market prices of the Class B Common Stock.

                               ------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                               ------------------

                The date of this Prospectus is November 21, 1994

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain equity securities of the Company are listed on the American Stock Exchange, and reports and other information concerning the Company can be inspected at the offices of such exchange at 86 Trinity Place, New York, New York 10005. This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 and the exhibits thereto which the Company has filed with the Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made for further information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     1. Annual Report of the Company on Form 10-K for the year ended December 31, 1993 (as amended by a filing made on April 29, 1994);

     2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 (as amended by a filing made on August 12, 1994) and September 30, 1994;

     3. The Company's Current Reports on Form 8-K, dated January 24, 1994 (as amended by a filing made on February 3, 1994), February 2, 1994 and February 7, 1994 (as amended by a filing made on April 6, 1994);

     4. The Company's Proxy Statement, dated June 17, 1994, for its 1994 Annual Meeting of Shareholders; and

     5. The description of the Company's Class B Common Stock contained in the section entitled "Description of the TBS Capital Stock" in the Company's registration statement on Form S-4, No. 33-51739, as filed with the Commission on December 29, 1993.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus also shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the document referred to above, being herein referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such Incorporated Documents. Requests for such copies should be directed to Steven W. Korn, Corporate Secretary, Turner Broadcasting System, Inc., One CNN Center, Atlanta, Georgia 30303 (Telephone: (404) 827-1700).

                                  THE COMPANY

     Turner Broadcasting System, Inc. (the "Company") is a diversified information and entertainment company which was incorporated in the State of Georgia in 1965. Through its subsidiaries, the Company owns and operates four domestic entertainment networks, four international entertainment networks (together the "Entertainment Networks"), and three news networks. The Company produces, finances and distributes entertainment and news programming worldwide, with operations in motion picture, animation and television production, video, television syndication, licensing and merchandising, and publishing.

     In December 1993, the Company acquired Castle Rock Entertainment ("Castle Rock"), a motion picture and television production company, and in January 1994, the Company completed its acquisition of New Line Cinema Corporation ("New Line"), an independent producer and distributor of motion pictures.

     Also in December 1993, the Company acquired the 50% interest in HB Holding Co. not previously owned by the Company, which owns over 3,000 one-half hours of animated programming.

     As a result of the Company's recent acquisitions and expanded emphasis on entertainment production and distribution, beginning with the 1993 year-end reporting period and reclassified for prior periods, the Company's operations were divided into two primary industry segments: Entertainment and News. The Entertainment Segment consists of Entertainment Networks and Entertainment Production and Distribution.

     Entertainment Networks includes four domestic networks (TBS SuperStation, Turner Network Television ("TNT"), the Cartoon Network and Turner Classic Movies) and four international networks (TNT Latin America, Cartoon Network Latin America, TNT & Cartoon Network Europe and TNT & Cartoon Network Asia).

     The Entertainment Production and Distribution companies are involved in the creation of programming or the distribution of original and library product to the Entertainment Networks or third parties. Production companies include Turner Pictures, Inc., which produces original movies for distribution in various markets; TBS Productions, which specializes in non-fiction entertainment and documentary productions; Hanna-Barbera Cartoons, Inc., an animation studio; the newly acquired Castle Rock, a motion picture and television production company; and New Line, a motion picture production and distribution company.

     The Company owns two major copyright libraries. The Turner Entertainment Co. library contains approximately 3,400 Metro-Goldwyn-Mayer, Inc., RKO Pictures, Inc. and pre-1950 Warner Bros. films, 3,000 short subjects and 1,850 cartoon episodes, and a number of television shows. The Hanna-Barbera library consists of over 3,000 half-hours of animation programming. This Company-owned programming is marketed and distributed in the domestic theatrical, pay-per-view, home video, syndication and basic cable network markets principally through its own organization.

     The Company's News Segment includes two domestic networks (Cable News Network and Headline News) and one international network (CNN International), all three of which are 24-hour per day television news services.

     In addition to its Entertainment and News Segments, the Company owns or has an interest in a number of other businesses, among them is ownership of professional sports teams, including Major League Baseball's Atlanta Braves (a consolidated entity included in the Other Segment) and the National Basketball Association's Atlanta Hawks (a 96% limited partnership interest included in equity in income (loss) of unconsolidated entities).

     The Company also operates CNN Center, a multi-use office, retail and hotel complex in Atlanta, where the Company's corporate and news operations are headquartered (included in the Other Segment). The Company also holds a 22.5% interest in n-tv, a 24-hour per day German language news network in Germany, a one-third interest in a joint venture which operates a computerized ticket sales agency and a 44% interest in the SportSouth Network (all of which are included in equity in income (loss) of unconsolidated entities).

     The Company's principal executive offices are located at One CNN Center, Atlanta, Georgia 30303, and its telephone number is (404) 827-1700.

                                USE OF PROCEEDS

     The Shares covered by this Prospectus are offered for the account of the Selling Shareholder. The Company will not receive any of the proceeds from the exchange of the Shares offered hereby. See "Plan of Distribution."

                              SELLING SHAREHOLDER

     The Selling Shareholder is R.E. Turner who has been Chairman of the Board, President and Controlling Shareholder of the Company since 1970. The following table sets forth certain information concerning the beneficial ownership of the outstanding shares of Class B Common Stock by the Selling Shareholder as of September 30, 1994:

                                                   SHARES             SHARES            SHARES
                                                BENEFICIALLY          TO BE          BENEFICIALLY
                                                OWNED AS OF         REGISTERED        OWNED AFTER
                                             SEPTEMBER 30, 1994       HEREBY         THE EXCHANGE
                                           ----------------------   ----------   ---------------------
  BENEFICIAL OWNER                           NUMBER       PERCENT     NUMBER       NUMBER      PERCENT
- --------------------                       ----------     -------   ----------   -----------   -------
                     Class A Common Stock  55,317,254(1)    81.0             0    57,467,254      84.1
R. E. Turner........
                     Class B Common Stock  30,529,968(1)    22.2     2,150,000    28,379,968      20.7

- ---------------

(1) Includes 559,962 shares of Class A Common Stock and 559,962 shares of Class B Common Stock owned by Turner Outdoor, Inc., an affiliated corporation which is wholly-owned by Mr. Turner, 3,000,000 shares of Class B Common Stock as to which Mr. Turner has voting control but not dispository control and 2,353,000 shares of Class B Common Stock held by a charitable remainder unitrust, as to which shares Mr. Turner shares voting and dispositive control. Also includes 500,000 shares of Class B Common Stock owned by Mr. Turner's wife, as to which shares Mr. Turner disclaims beneficial ownership, and 540,000 shares of Class B Common Stock held by the Turner Foundation, Inc., as to which shares Mr. Turner disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

     The Selling Shareholder has informed the Company that he intends to exchange the Shares registered hereby for an equivalent number of shares of the Company's Class A Common Stock held by the Class A Shareholders. The Selling Shareholder also has informed the Company that he only intends to dispose of the shares as described above.

     The Shares may be exchanged from time to time with the Class A Shareholders directly by the Selling Shareholder, through agents designated from time to time or through dealers to be designated, on terms to be determined at the time of sale. To the extent required, the aggregate amount of shares of Class B Common Stock being offered and the terms of the offering, the names of any such agents or dealers and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus supplement.

     The shares of Class B Common Stock offered hereby are intended to be exchanged from time to time in one or more transactions for shares of Class A Common Stock by the Selling Shareholder.

     The Selling Shareholder will pay all of the costs, fees and expenses incident to registration of the Shares hereunder.

                                    EXPERTS

     The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Steven W. Korn, Esq., Vice President, General Counsel and Secretary of the Company.

- ------------------------------------------------------
- ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company...........................     3
Use of Proceeds.......................     4
Selling Shareholder...................     4
Plan of Distribution..................     4
Experts...............................     5
Legal Matters.........................     5

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              TURNER BROADCASTING
                                  SYSTEM, INC.

                                2,150,000 SHARES
                              CLASS B COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------
                               NOVEMBER 21, 1994

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Selling Shareholder:

    Registration Fee...........................................................  $12,886
    Printing Expenses..........................................................    7,500
    Legal Fees and Expenses....................................................    3,750
    Accounting Fees and Expenses...............................................    2,000
    Miscellaneous..............................................................    2,000
                                                                                 -------
              Total............................................................  $28,136
                                                                                 =======

- ---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide for indemnification of directors and officers of the Company against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company.

     The Company's Bylaws provide for indemnification of directors and officers of the Company in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her being or having been a director or officer, or by reason of any action taken or not taken in his or her capacity as such director or officer or as a member of any committee appointed by the Board of Directors of the Company to act for, in the interest of, or on behalf of the Company, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

     Indemnification is mandatory in the case of a director or officer who is wholly successful on the merits or otherwise with respect to any claim, action, suit or proceeding of the character described above. In other cases, the determination whether to indemnify a director or officer is made by a majority of disinterested directors, a majority of disinterested shareholders, or independent legal counsel selected by any Judge of the United States District Court for the Northern District of Georgia, Atlanta Division, at the request of either the Company or the person seeking indemnification.

     The Company's Articles of Incorporation provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for making a distribution in violation of Section 14-2-831 of the Georgia Business Corporation Code or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company has insurance to indemnify its directors and officers, subject to the limits contained in those policies, from those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of Georgia.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                             EXHIBITS
- -------       ----------------------------------------------------------------------------------
  4.1    --   Restated Articles of Incorporation of the Company, as amended (filed as Exhibit
              3.1 to the Company's Form 10-Q for the fiscal quarter ended June 30, 1994, filed with the Commission on August 12, 1994, and incorporated herein by reference).
  4.2    --   Bylaws of the Company, as amended on and through November 13, 1990 (filed as
              Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 31,
              1991, and incorporated herein by reference).
  5      --   Opinion of Steven W. Korn, Esq.
 23.1    --   Consent of Steven W. Korn, Esq. (included as part of the opinion submitted as
              Exhibit 5).
 23.2    --   Consent of Price Waterhouse LLP.
 24      --   Power of Attorney (included on page II-5).

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Wayne H. Pace and Steven W. Korn his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 18th day of November, 1994.
                                          TURNER BROADCASTING SYSTEM, INC.

                                          By:       /s/  R. E. TURNER
                                             -----------------------------
                                                        R.E. Turner
                                                  Chairman of the Board of
                                                  Directors and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                     DATE
- ---------------------------------------------  ----------------------------  ------------------

            /s/  R. E. TURNER                  Chairman of the Board of      November 18, 1994
  ----------------------------------------       Directors and President
                R. E. Turner                     (Chief Executive Officer)

            /s/  WAYNE H. PACE                 Vice President -- Finance     November 18, 1994
  ----------------------------------------       (Chief Financial Officer)
                 Wayne H. Pace

           /s/  WILLIAM S. GHEGAN              Vice President and            November 18, 1994
  ----------------------------------------       Controller (Chief
                William S. Ghegan                Accounting Officer)


          /s/  HENRY L. AARON                  Director                      November 18, 1994
  ----------------------------------------
               Henry L. Aaron

         /s/  W. THOMAS JOHNSON                Director                      November 18, 1994
  ----------------------------------------
              W. Thomas Johnson

          /s/  RUBYE M. LUCAS                  Director                      November 18, 1994
  ----------------------------------------
               Rubye M. Lucas

                  SIGNATURE                               TITLE                     DATE
- ---------------------------------------------  ----------------------------  ------------------

              /s/  TERENCE F. McGUIRK          Director                      November 18, 1994
   ---------------------------------------
             Terence F. McGuirk

                /s/  BRIAN L. ROBERTS          Director                      November 18, 1994
   ---------------------------------------
              Brian L. Roberts

                  /s/  SCOTT M. SASSA          Director                      November 18, 1994
   ---------------------------------------
               Scott M. Sassa

                   /s/  ROBERT SHAYE           Director                      November 18, 1994
   ---------------------------------------
                Robert Shaye

                 /s/  PETER R. BARTON          Director                      November 18, 1994
   ---------------------------------------
               Peter R. Barton

               /s/  JOSEPH J. COLLINS          Director                      November 18, 1994
   ---------------------------------------
              Joseph J. Collins

                /s/  MICHAEL J. FUCHS          Director                      November 18, 1994
   ---------------------------------------
              Michael J. Fuchs

                /s/  GERALD M. LEVIN           Director                      November 18, 1994
   ---------------------------------------
               Gerald M. Levin

                 /s/  JOHN C. MALONE           Director                      November 18, 1994
   ---------------------------------------
               John C. Malone

                /s/  TIMOTHY P. NEHER          Director                      November 18, 1994
   ---------------------------------------
              Timothy P. Neher

                  /s/  FRED A. VIERRA          Director                      November 18, 1994
   ---------------------------------------
               Fred A. Vierra